UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549




                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                         October 9, 2002
                          Date of Report
                (Date of Earliest Event Reported)



              INTERACTIVE MARKETING TECHNOLOGY, INC.
      (Exact name of registrant as specified in its charter)

            Nevada                0-29019                22-3617931
(State of incorporation)     Commission File No.     (I.R.S.  Employer
                                                      Identification No.)

                   12400 Venture Boulevard #645
                  Studio City, California 91604
             (Address of principal executive offices)

                          (323) 874-4484
                   (Issuer's telephone number)

             3575 Cahuenga Boulevard West, Suite 390
                   Hollywood, California 90068
                         (Former address)



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ITEM 5:  OTHER EVENTS

     Interactive Marketing signed a letter of intent, dated October 9, 2002, to acquire Online Database Solutions, Inc., a private software development company. The letter of intent contemplates a share-for-share exchange with the purchase price to be determined upon completion of due diligence and a formal purchase agreement.

     Online Database Solutions has developed an "Agency Intranet" program for insurance agents, insurance brokerages and insurance companies. The program provides back-end administration for insurance policies, client tracking and client marketing and selling strategies for an entire insurance brokerage. This program is browser-based, which eliminates the need to purchase hardware or software for installation.

Lack of Public Information

     Because of our failure to file our Form 10-KSB and Forms 10-QSB within the prescribed time frame, Interactive Marketing does not meet the adequate current public information requirement contained in Rule 144(c). Interactive Marketing's shareholders may not rely on Rules 144 or 145 for the resale of restricted securities until we file our quarterly and annual reports and have otherwise provided adequate current public information.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned who is duly authorized.


Date: October 16, 2002                Interactive Marketing Technology, Inc.



                                         /s/ Martin Goldrod
                                   By: ______________________________________
                                       Martin Goldrod, President